Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,443,960
Unrealized Gain (Loss) on Market Value of Futures	(25,823,110)
Interest Income	6,395
ETF Transaction Fees	1,000
Total Income (Loss)	$(24,371,755)

Expenses
Investment Advisory Fee	$75,830
Tax Reporting Fees	14,990
Audit fees	7,090
NYMEX License Fee	3,025
Legal fees	2,600
Brokerage Commissions	1,844
Non-interested Directors' Fees and Expenses	795
SEC & FINRA Registration Expense	620
Total Expenses	$106,794
Net Gain (Loss)	$(24,478,549)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/10	$166,161,701
Additions (300,000 Units)	10,727,898
Net Gain (Loss)	(24,478,549)

Net Asset Value End of Period	$152,411,050
Net Asset Value Per Unit (4,100,000 Units)	$37.17

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502